As filed with the Securities and Exchange Commission on March 7, 2001.

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   TVIA, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                              77-0549628
  -----------------------------------------     -------------------------------
      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)              Identification No.)

             4801 Burton Drive
          Santa Clara, California                         95054
  -----------------------------------------     -------------------------------
  (Address of Principal Executive Offices)              (Zip Code)

            Amended and Restated Tvia, Inc. 2000 Stock Inventive Plan
            ---------------------------------------------------------
                            (Full title of the plan)

               KENNY LIU                                       Copy to:
        Chief Executive Officer                      GABRIELLA A. LOMBARDI, ESQ.
               Tvia, Inc.                               Pillsbury Winthrop LLP
           4801 Burton Drive                             2550 Hanover Street
     Santa Clara, California 95054                       Palo Alto, CA 94304
             (408) 982-8588                                 (650) 233-4500
-----------------------------------------            ---------------------------
  (Name, address and telephone number,
   including area code, of agent for
                service)

                                      CALCULATION OF REGISTRATION FEE

         Title of                     Amount      Proposed Maximum       Proposed          Amount of
       Securities To                  To Be        Offering Price    Maximum Aggregate    Registration
       Be Registered              Registered(1)     per Share(2)     Offering Price(2)        Fee
-------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value    73,000 shares        $2.1875            159,688             $40
-------------------------------------------------------------------------------------------------------

(1)   Calculated pursuant to General Instruction E to Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low sales prices of the Company's Common Stock on the Nasdaq National
      Market on February 28, 2001.

                             -----------------

         The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                          INFORMATION REQUIRED PURSUANT
                          -----------------------------
                      TO GENERAL INSTRUCTION E TO FORM S-8
                      ------------------------------------

GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on January 12, 2001 (File No. 333-53648) is hereby incorporated by reference.

                                     Part II

INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

         (1) Registrant's prospectus dated August 8, 2000, filed on August 9, 2000 pursuant to Rule 424(b) of the Securities Act (File No. 333-34024), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

         (2) Registrant's Quarterly Reports on Form 10-Q (File No. 0-30539) for the quarters ended June 30, September 30, and December 31, 2000; and

         (3) The description of the Common Stock contained in Registrant's Registration Statement on Form 8-A filed May 1, 2000, as amended August 7, 2000 (File No. 0-30539).

         In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                    EXHIBITS
                                    --------
      Exhibit
       Number      Exhibit
      -------      -------
        5.1         Opinion of Pillsbury Winthrop LLP.

       23.1         Consent of Independent Public Accountants.

       23.2         Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

       24.1         Power of Attorney (see page 2).

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on March 7, 2001.

                                      TVIA, INC.


                                      By              /S/ KENNY LIU
                                        ---------------------------------------
                                                         Kenny Liu
                                                  Chief Executive Officer
                                                (Principal Executive Officer)


                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenny Liu and Michael Hoberg, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


        Signature                         Title                        Date
        ---------                         -----                        ----


     /S/ KENNY LIU          Chief Executive Officer (Principal    March 7, 2001
-------------------------   Executive Officer) and Chairman
        Kenny Liu


    /S/ MICHAEL HOBERG      Chief Financial Officer (Principal    March 5, 2001
-------------------------   Financial Accounting Officer)
     Michael Hoberg


-------------------------                Director                 March __, 2001
   R. David Dicioccio


    /s/ STEVEN CHENG
-------------------------                Director                 March 5, 2001
      Steven Cheng


    /S/ JAMES BUNKER
-------------------------                Director                 March 5, 2001
      James Bunker


      /S/ ELI PORAT
-------------------------                Director                 March 5, 2001
        Eli Porat

                                INDEX TO EXHIBITS
                                -----------------

      Exhibit
       Number       Exhibit
       ------       -------

       5.1          Opinion of Pillsbury Winthrop LLP.

       23.1         Consent of Independent Public Accountants.

       23.2         Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

       24.1         Power of Attorney (see page 2).